United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 27, 2023

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2023, Pineapple Energy Inc. (the "Company") received a notice from the Listing Qualifications Department (the "Staff") of the Nasdaq Stock Market ("Nasdaq") informing the Company that because the closing bid price for the Company's common stock listed on Nasdaq was below $1.00 per share for the last 31 consecutive business days, the Company does not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the "Rule"). The notification has no immediate effect on the listing of the Company's common stock.

In accordance with Nasdaq’s Listing Rules, the Company has a period of 180 calendar days, or until April 24, 2024, to regain compliance with the Rule. If at any time during this 180-day period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance with the Rule.

The notice also disclosed that in the event the Company does not regain compliance with the Rule by April 24, 2024, the Company may be eligible for additional time. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting.

The Company intends to continue actively monitoring the bid price for its common stock between now and April 24, 2024, and will consider available options to resolve the deficiency and regain compliance with the Rule. These options include effecting a reverse stock split, if approved by shareholders. The Company has scheduled its annual meeting of shareholders for later this year, at which it will ask, among other matters, shareholders to vote to approve a reverse stock split of the Company’s outstanding common stock, within a specified range as determined by the Board of Directors. However, there can be no assurance that the Company’s shareholders will approve a reverse stock split or that any reverse stock split that is effected will increase the share price of the Company’s common stock at or above the required $1.00 per share, initially or in the future, or for any certain number of days. Further, there is no assurance that the Company will be eligible for an additional compliance period or that the Company’s common stock will not be delisted from Nasdaq.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: November 1, 2023